UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2009

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-53330	52-0904874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8200 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-903-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2009, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) issued a press release announcing that its board of directors had named John A. Koskinen, age 69, as the company’s interim chief executive officer and Robert R. Glauber, age 69, as its interim non-executive chairman. Both appointments will be effective upon the resignation of current CEO David M. Moffett, who had previously announced that he would resign from his position as chief executive officer and as a member of the board no later than March 13, 2009.

A copy of the press release is filed as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

Information with respect to the compensation of Mr. Koskinen and Mr. Glauber in their new positions has not been determined.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K: Press release, dated March 11, 2009, issued by Freddie Mac.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)

March 11, 2009	By:	John R. Dye

Name: John R. Dye
Title: Senior Vice President - Principal Deputy General Counsel, Corporate Affairs

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated March 11, 2009, issued by Freddie Mac